                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the foregoing
Registration Statement on Form S-8 of VSUS Technologies Incorporated of our
report dated April 10, 2005, which appears in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission by VSUS Technologies
Incorporated on April 15, 2005.

         We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on
Form S-8.

/s/ Brightman Almagor & Co.
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Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu